UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2005

Caterpillar Financial Services Corporation
(Exact name of Registrant as specified in its charter)

0-13295
(Commission File Number)

Delaware	37-1105865
(State of incorporation)	(IRS Employer Identification Number)

2120 West End Avenue
Nashville, Tennessee 37203-0001
(Address of principal executive offices, with zip code)

(615) 341-1000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 22, 2005, Caterpillar Financial Services Corporation (“CFSC”) entered into a five year Credit Agreement (the "Five Year Facility") among Caterpillar Inc., CFSC, Caterpillar Finance Corporation ("Borrowers"), certain financial institutions named therein ("Banks"), Citibank, N.A., ("Agent"), The Bank of Tokyo-Mitsubishi, Ltd. ("Japan Local Currency Agent"), ABN AMRO Bank N.V., Bank of America, N.A., Barclays Bank PLC, J.P. Morgan Securities, Inc., Société Générale ("Arrangers") and Citigroup Global Markets Inc. ("Lead Arranger and Sole Book Manager").

The Five Year Facility has a committed capacity of $1.625 billion that is comprised of commitments from 23 financial institutions. The Borrowers obtain funding by issuing commercial paper. Buyers of commercial paper want assurance that the issuing company has alternative sources of funds so the commercial paper can be repaid at maturity. This Facility serves to support such commercial paper programs and provides this assurance. Neither CFSC nor its subsidiaries have ever drawn against a facility similar to the Five Year Facility to support commercial paper program liquidity needs.

A Japan Local Currency Addendum is included in the Five Year Facility to enable Caterpillar Finance Corporation to borrow yen for amounts up to the equivalent of US$75 million.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits:
99.1	Credit Agreement
99.2	Japan Local Currency Addendum

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Caterpillar Financial Services Corporation

Date: September 28, 2005	By: /s/ Michael G. Sposato
Michael G. Sposato
Secretary